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NEWS RELEASE                                                                                                                                      NYSE: POM

For Immediate Release                                                                                                              Media Contact:       Robert Dobkin
September 4, 2002                                                                                                                                               (202)872-2680
                                                                                                                                             Investor Contact: Ernie Bourscheid
                                                                                                                                                                         (202)872-2797

                                                      PHI SELLS $1.35 BILLION OF UNSECURED NOTES

           Pepco Holdings, Inc. (NYSE:POM) yesterday entered into an agreement to sell $1.35 billion of unsecured notes: $350 million of 5.50 percent notes due Aug. 15, 2007, $750 million of 6.45 percent notes due
Aug. 15, 2012, and $250 million of 7.45 percent notes due Aug. 15, 2032. The notes will be unsecured and will rank equally with all of PHI's unsecured and unsubordinated indebtedness. The notes due 2007 will be offered to investors at a price of 99.880 percent, the notes due 2012 will be offered to investors at a price of 99.737 percent, and the notes due 2032 will be offered to investors at a price of 99.757 percent. PHI is offering the notes in an unregistered transaction that is expected to close on Sept. 6, 2002.

          The proceeds from the sale of the notes will be used to repay approximately $1.1 billion of indebtedness outstanding under a short-term credit facility entered into in connection with the Aug. 1 merger of Potomac
Electric Power Company and Conectiv into PHI and to repay approximately $240 million of PHI's outstanding commercial paper, including approximately $106.1 million of commercial paper to be issued today to fund the settlement of treasury lock transactions entered into in June 2002 in anticipation of the offering of the notes.
Approximately $100 million of the settlement cost, which is currently deferred as an offset to PHI's shareholders' equity balance, will be amortized over the lives of the related notes from equity into interest expense on the consolidated statement of earnings.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of the federal securities laws. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events.
They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital, changes in laws, regulations or regulatory policies, weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. Pepco Holdings, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of Pepco Holdings, Inc.